Exhibit 99.1

Commerce Union Bancshares, Inc. to Participate at FIG Partners Bank CEO Forum

BRENTWOOD, Tenn.--(BUSINESS WIRE)--September 24, 2015--Commerce Union Bancshares, Inc. (NASDAQ: CUBN) announced today that members of its management team will make a presentation at the 11th Annual FIG Partners Bank CEO Forum in Atlanta on Tuesday, September 29, 2015. Representing Commerce Union Bancshares at the investor conference will be Ron DeBerry, Chairman and CEO and Dan Dellinger, Chief Financial Officer.

All materials pertaining to Commerce Union Bancshares’ presentation to investors may be accessed through the Investor Relations link at www.commerceunionbank.com.

About Commerce Union Bancshares, Inc. and Reliant Bank

Reliant is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers located in Davidson, Robertson, Rutherford, Sumner and Williamson Counties, Tennessee. Commerce Union Bancshares’ stock is traded on The Nasdaq Stock Market under the symbol “CUBN.” For additional information, locations and hours of operation, please visit www.commerceunionbank.com.

CONTACT:
Reliant Bank
DeVan Ard, 615-221-2020
President and Chief Executive Officer
or
Commerce Union Bancshares, Inc.
Ron DeBerry, 615-433-7200
Chairman and Chief Executive Officer